Exhibit 6.1

                         COMPUTATION OF PER SHARE INCOME
        (LOSS) (US dollars in thousands, except share and per share data)

                                                     Year ended      Year ended       Year ended
                                                     December 31,    December 31,     December 31,
                                                        2003            2002             2001
                                                        ----            ----             ----


Basic income (loss) per share:
     Net income (loss)                             $     12,491     $     11,934     $     (4,374)
                                                   ============     ============     ============

     Weighted average number of
          shares                                     18,016,789       17,725,879       17,611,886
                                                   ------------     ------------     ------------


     Basic income (loss) per share                 $       0.69     $       0.67     $      (0.25)
                                                   ============     ============     ============


Diluted income (loss) per share:
     Net income (loss)                             $     12,491     $     11,934     $     (4,374)
                                                   ============     ============     ============

    Weighted average number of shares                18,016,789       17,725,879       17,611,886
                                                   ------------     ------------     ------------

    Assuming conversion of stock options
        under Stock Option Plan                       1,043,185          609,948             --
                                                   ------------     ------------     ------------

    Adjusted weighted average number of shares       19,059,974       18,335,827       17,611,886
                                                   ------------     ------------     ------------

      Diluted income (loss) per share              $       0.66     $       0.65     $      (0.25)
                                                   ============     ============     ============